UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 9, 2010

SUPERVALU INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-05418	41-0617000
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11840 Valley View Road, Eden Prairie, Minnesota		55344
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-828-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)(e) SUPERVALU INC. (the "Company") announced on December 9, 2010 that Sherry M. Smith has been appointed as the Company’s Executive Vice President and Chief Financial Officer effective December 13, 2010. Ms. Smith, age 49, has been serving as the Company’s interim Chief Financial Officer since July 30, 2010 and previously served as the Company’s Senior Vice President, Finance from 2002 to July 30, 2010. During the period 2002-2005, she was also the Treasurer of the Company.
In connection with Ms. Smith’s appointment to Executive Vice President and Chief Financial Officer, Ms. Smith will receive annual base compensation of $580,000 and will be eligible to receive an annual bonus under the Company’s annual cash incentive plan for fiscal 2011 with a target amount of 100% of her base salary, prorated from the effective date of her appointment. Ms. Smith is not a party to any transaction with the Company or any subsidiary of the Company and has no family relationships with any member of the Board of Directors or any other executive officer of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit Description of Exhibit
99.1 News Release of SUPERVALU INC. dated December 9, 2010

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERVALU INC.

December 10, 2010	By:	Todd M. Sheldon

Name: Todd M. Sheldon
Title: Senior Vice President and General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	News Release of SUPERVALU INC. dated December 9, 2010